EXHIBIT 23


                                               [Letterhead of Ernst & Young LLP]
                                                            [New York, New York]

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Lehman Brothers Savings Plan (the "Plan"), formerly Lehman Brothers Holdings Inc. Tax Deferred Savings Plan, Form S-8, File No. 33-53923, of our report dated July 2, 2002, with respect to the financial statements and supplemental schedules of the Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2001.

                                    /s/ Ernst & Young LLP

July 11, 2002